EX-23.2

                             CONSENT OF COUNSEL

                              Brian F. Faulkner
                       A Professional Law Corporation
                        3900 Birch Street, Suite 113
                      Newport Beach, California 92660
                              (949) 975-0544


November 9, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Internet Business's International, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Internet Business's International, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of two million (2,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Retainer Stock Plan for Non-Employee Directors and Consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.